EXHIBIT 99.4

CONSENT OF CREDIT SUISSE SECURITIES (USA) LLC

The Board of Directors
Provident New York Bancorp
400 Rella Boulevard
Montebello, NY 10901

Attention: Board of Directors

RE:         Joint Proxy Statement of Provident New York Bancorp (“Provident”) and Sterling Bancorp (the “Joint Proxy Statement/Prospectus”) which forms part of Amendment No. 2 to the Registration Statement on Form S-4 of Provident (“Amendment No. 2”).

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated April 3, 2013, to the Board of Directors of Provident as Annex E to the Joint Proxy Statement/Prospectus which forms part of Amendment No. 2 filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in the Joint Proxy Statement/Prospectus under the headings “SUMMARY — Opinion of Credit Suisse,” “THE MERGER — Background of the Merger,” “THE MERGER — Provident’s Reasons for the Merger; Recommendation of Provident’s Board of Directors” and “THE MERGER — Opinion of Credit Suisse.” The foregoing consent applies only to Amendment No. 2, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: August 5, 2013

/s/ CREDIT SUISSE SECURITIES (USA) LLC